EXHIBIT (j)(2)


                          INDEPENDENT AUDITORS' CONSENT


The Board of Directors
First American Investment Funds, Inc.:

We consent to the use of our reports dated November 13, 1998 incorporated by reference herein and to the references to our Firm under the headings "Financial Highlights" in Part A and "Custodian; Transfer agent; Counsel; Accountants" in Part B of the Registration Statement.


                                          /s/ KPMG PEAT MARWICK LLP


Minneapolis, Minnesota
January 29, 1999